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                                                                    Exhibit 23.1
INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Pre-effective Amendment No. 1 to Registration Statement No. 333-106424 of Washington Federal, Inc. on Form S-4 of our report dated October 18, 2002, incorporated by reference in the Annual Report on Form 10-K of Washington Federal, Inc. for the year ended September 30, 2002, and to the reference to us under the heading "Experts" in the Joint Proxy Statement/Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
Seattle, Washington

July 22, 2003